Exhibit 99.1

Lot 78, Inc Announces Decision to Deregister its Common Stock

London, England (December 12, 2014) – LOT 78, Inc (the “Company”)(OTC Pink: “LOTE”) today announced that its Board of Directors unanimously approved the termination of the registration of its common stock under the Securities Exchange Act of 1934, as amended.  The Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect this termination on or about  December 23, 2014.

After careful consideration, the Board of Directors decided to deregister based on its belief that the savings the Company will achieve as a result of deregistration, particularly on costs related to the preparation and filing of SEC reports and compliance with Sarbanes-Oxley obligations, will benefit shareholders, and such benefits will outweigh any advantages of continuing as an SEC reporting company. The obligation of filing SEC reports and complying with Sarbanes-Oxley has become too burdensome and expensive for a company of the Company’s size.

Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended for 90 days. The Company expects that the deregistration will become effective 90 days after the filing of the Form 15.

During 2015, the Company will consider whether it may seek to maintain a listing of its common stock  on the OTC Pink of the OTC Markets.

Cautionary Note Regarding Forward-Looking Statements: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Nutrition Management Services Company makes forward-looking statements in this press release, which represent our expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company's recent current reports on Form 8-K, our annual report on Form 10-K, our quarterly reports on Form 10-Q, and other periodic and current reports filed from time to time with the Securities and Exchange Commission.
SOURCE Lot78, Inc.

Contact:
Mr Ollie Amhurst

info@lot78.com